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                            ELFUN DIVERSIFIED FUND
                               ELFUN INCOME FUND
                        ELFUN INTERNATIONAL EQUITY FUND
                            ELFUN MONEY MARKET FUND
                         ELFUN TAX-EXEMPT INCOME FUND
                                 ELFUN TRUSTS
                   GENERAL ELECTRIC S&S PROGRAM MUTUAL FUND
                       GENERAL ELECTRIC S&S INCOME FUND

       I, Joseph A. Carucci, Assistant Secretary of Elfun Diversified Fund, Elfun Income Fund, Elfun International Equity Fund, Elfun Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Trusts, General Electric S&S Program Mutual Fund and General Electric S&S Income Fund (the "Funds"), do hereby certify that attached hereto as Exhibit A are true and correct copies of resolutions duly adopted by the Boards of Trustees/Directors of the Funds at a meeting held on December 12, 2006; such resolutions have not been amended, modified or rescinded and remain in full force and effect.

       IN WITNESS WHEREOF, I have hereunto signed by name this 5th day of April, 2007.

                                                  /S/ Joseph A. Carucci
                                                  -----------------------------
                                                  Joseph A. Carucci
                                                  Assistant Secretary

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                                                                      EXHIBIT A

                            ELFUN DIVERSIFIED FUND
                               ELFUN INCOME FUND
                        ELFUN INTERNATIONAL EQUITY FUND
                            ELFUN MONEY MARKET FUND
                         ELFUN TAX-EXEMPT INCOME FUND
                                 ELFUN TRUSTS
                   GENERAL ELECTRIC S&S PROGRAM MUTUAL FUND
                       GENERAL ELECTRIC S&S INCOME FUND

      (Resolutions Adopted at a Board Meeting Held on December 12, 2006)

       VOTED, that it is the finding of the Trustees of each of the Funds at this Meeting that the fidelity bond written by St. Paul Travelers Insurance Company and Federal Insurance Company (the "Bond") covering officers and employees of the Funds and certain other investment companies advised by GEAM, in accordance with the requirements of Rule 17g-1 under the 1940 Act, is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of each of the Funds to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the assets of the Fund's portfolios, the nature of the securities in the portfolios, the number of parties named as insured parties under the Bond and the nature of the business activities of the parties; and further

       VOTED, that the Bond be, and hereby is, approved by vote of a majority of the Trustees of each Board; and further

       VOTED, that the premium to be paid by each Fund for the forthcoming period be, and it hereby is, approved by the Trustees of each of the Funds after having given due consideration to, among other things, the number of other parties insured under the Bond, the nature of the business activities of those other parties, the amount of the Bond, the amount of the premium of such Bond, the ratable allocation of the premium among all the parties named as insureds and the extent to which the share of the premium allocated to each Fund under the Bond is less than the premium the Fund would have had to pay had it maintained a single insured bond; and further

       VOTED, that the continuation of the Joint Insured Bond Agreement dated as of December 12, 2002 as required by paragraph (f) of Rule 17g-1 under the 1940 Act, with the other named insureds under the Bond providing that in the event any recovery is received under the Bond as a result of a loss sustained by a Fund and also by the other named insureds, each Fund will receive an equitable and proportionate share of the recovery but in no event less than the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act; and further

       VOTED, that the actions of the officers of each of the Funds in obtaining the Bond with St. Paul Travelers Insurance Company and Federal Insurance Company be, and they hereby are, ratified, confirmed and approved.